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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form S-8 (Registration No. 333-07295) of our report dated January 15, 1997, except as to the third paragraph of Note 2 as to which the date is January 24, 1997, with respect to the consolidated financial statements and schedule of SuperGen, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 25, 1997